Exhibit 99.1

Envirotech Vehicles Completes Second Closing of Private Placement

This is the Second Closing of a Previously Announced $23 Million Private Placement

Corona, CA / ACCESSWIRE / May 10, 2021 / ADOMANI, Inc. (OTCQB: ADOM) (DBA Envirotech Vehicles) a provider of new zero-emission, purpose-built electric vehicles and drivetrain solutions (the “Company”), announced today that it completed the second closing of its previously announced private placement on May 7, 2021, resulting in $16.275 million of additional cash proceeds.

This private placement is the second and final closing under a securities purchase agreement entered into on December 24, 2020 to raise gross proceeds of up to $23 million resulting from the sale of shares of the Company’s common stock and warrants to purchase additional shares of its common stock through a private investment in public equity (PIPE) financing, which was to occur in two separate closings (the "PIPE Financing").

At the first closing of the PIPE Financing on December 29, 2020, the Company raised aggregate gross cash proceeds of $5,425,000.  The second closing resulted in the sale and issuance of 38,333,333 shares of the Company’s common stock at a purchase price equal to $0.45 per share and warrants to purchase up to an aggregate of 19,166,667 shares of its common stock at an exercise price of $1.00 per share, which resulted in $16,275,001 cash proceeds. The share and warrant amounts in the second closing include 2,166,666 shares and 1,083,330 warrants issued in lieu of paying $975,000 of placement agent fees in cash.

Roth Capital Partners, LLC served as the sole placement agent for the PIPE Financing.

The securities sold in the PIPE Financing have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state or other applicable jurisdiction's securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state or other jurisdictions' securities laws. The Company has filed a registration statement with the SEC registering the resale of the shares of its common stock sold in the PIPE Financing and the shares of its common stock issuable upon exercise of the warrants (other than any securities issued to the placement agent).

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Envirotech Vehicles

ADOMANI, Inc. (DBA Envirotech Vehicles) is a provider of purpose-built zero-emission electric vehicles focused on reducing the total cost of vehicle ownership and helping fleet operators unlock the benefits of green technology.  We serve commercial and last-mile fleets, school districts, public and private transportation service companies and colleges and universities to meet the increasing demand for heavy duty electric vehicles.  Our vehicles address the challenges of traditional fuel price cost instability and local, state and federal environmental regulatory compliance. For more information visit www.ADOMANIelectric.com.

Cautionary Statement Regarding Forward-Looking Statements

Statements made in this press release that relate to future plans, events, financial results, prospects or performance are forward-looking statements. While they are based on the current expectations and beliefs of management, such forward-looking statements are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results to differ materially from the expectations expressed in this press release, including the risks and uncertainties disclosed in  reports filed by ADOMANI, Inc. (DBA Envirotech Vehicles) with the Securities and Exchange Commission, all of which are available online at www.sec.gov. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words "planned," "expected," "believes," "strategy," "opportunity," "anticipated," "outlook," "designed," and similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, Envirotech Vehicles undertakes no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events.

Contact Information

Investor Relations Contacts:

IMS Investor Relations

John Nesbett/Jennifer Belodeau

Telephone: 203.972.9200

Email:  jnesbett@imsinvestorrelations.com

Envirotech Vehicles

Michael K. Menerey, Chief Financial Officer

Telephone: (951) 407-9860 ext. 1205

Email: mike.m@ADOMANIelectric.com

SOURCE: ADOMANI, Inc. (DBA Envirotech Vehicles)